UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

            QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 1, 1996

                          Commission File No. 0-20293

                          UNION BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

               Virginia                            54-1598552
        (State of Incorporation)         (I.R.S. Employer Identification No.)

                             211 North Main Street
                                  P.O. Box 446
                         Bowling Green, Virginia 22427
                    (Address of principal executive offices)

                                 (804) 633-5031
              (Registrant's telephone number, including area code)


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Item 7.  Financial Statements and Exhibits

        (a)    Financial Statements of the Business Acquired

        On September 1, 1996 Union Bankshares Corporation, a Virginia corporation ("Union"), acquired King George State Bank Inc., King George, Virginia ("King George"), through a statutory share exchange with King George (the "Merger"). The Merger was accounted for as a pooling of interests business combination. Union issued 275,000 shares of common stock for all the outstanding common shares of King George. The exchange ratio was 5.5 shares of Union common stock for each share of King George common stock outstanding on September 1, 1996. Upon consummation of the Merger on September 1, 1996, Union had outstanding a total of 3,567,049 shares of common stock.


        Union filed a Form 8-K Report reporting the consummation of the Merger and including certain, but not all of the required financial information. All of the financial information contained in this amendment should be in conjunction with the Form 8-K Report previously filed.


        Interim financial statements of King George as of June 30, 1996 and for the six months then ended were not included in that Report because it was impracticable to provide that information in the required format within the prescribed time period. This interim financial information is included in this amendment to the Form 8-K.

        (b)    Pro Forma Financial Information

        Pro forma condensed financial information regarding the Merger as of June 30, 1996 and for the six months then ended is also included in this amendment to the Form 8-K Report.

        (c)    Exhibits

        Exhibit 99.1: Financial statements King George as of June 30, 1996 and for the six months then ended.

        Exhibit 99.2: Pro forma condensed financial information regarding the Merger as of June 30, 1996 and for the six months then ended.

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               Signatures

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNION BANKSHARES CORPORATION

Date:  November 14, 1996                   By:  /s/ D. ANTHONY PEAY
                                                -------------------
                                                 D. Anthony Peay
                                                 Vice President and
                                                 Chief Financial Officer